Exhibit 99.2

November 6, 2012

Mr. William E. Sylvester, Jr.

P.O. Box 260

Queen Anne, MD 21657

Dear Bill:

Thank you for your letter of November 6, 2012 resigning as Director of SHBI and CNB. Despite our differences of opinion, I have admired the candor and integrity you have demonstrated during your service as a Board Member.

In addition, as we discussed, SHBI will pay the directors fees to you and cover the reasonable legal expenses in connection with finalizing the separation arrangements.

Very truly yours,

/s/ Lloyd L. Beatty, Jr.

Lloyd L. Beatty, Jr.
President & COO